UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2011

Affinia Group Intermediate Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Technology Drive, Ann Arbor, Michigan		48108
(Address of principal executive offices)		(Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following information is provided pursuant to Item 5.02 of Form 8-K, “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.”

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 16, 2011, Affinia Group Intermediate Holdings Inc. (the “Company”), determined that Thomas H. Madden, Senior Vice President and Chief Financial Officer of the Company, would discontinue his role as the Company’s principal accounting officer effective December 1, 2011. Mr. Madden will continue to serve as Senior Vice President and Chief Financial Officer of the Company.

(c) Also on November 16, 2011, the Company named Scot S. Bowie, age 38, as Chief Accounting Officer with an effective date of December 1, 2011. Upon the effectiveness of his appointment, Mr. Bowie will assume the role of principal accounting officer from Mr. Madden. In his capacity as Corporate Controller, External Reporting, Mr. Bowie has had oversight responsibilities for Affinia’s external financial reporting since 2005. There is no arrangement or understanding between Mr. Bowie and any other person pursuant to which Mr. Bowie was selected for this position. There is no transaction involving Mr. Bowie that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

Date: November 22, 2011	By:	/s/ Steven E. Keller
	Name:	Steven E. Keller
	Title:	General Counsel

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